Exhibit 24



                              LARSCOM INCORPORATED


                                POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Deborah M. Soon and Paul Graf, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him and any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

Name                                        Title                  Date
----                                        -----                  ----

/s/ Deborah M. Soon          President, Chief Executive       October 11, 1996
-----------------------      Officer and Director (Chief
Deborah M. Soon              Executive Officer)

/s/ Bruce D. Horn            Vice President, Finance and      October 11, 1996
-----------------------      Chief Financial Officer
Bruce D. Horn                (Chief Financial Officer
                             and Principal Accounting
                             Officer)

/s/ Paul E. Graf             Director                         October 11, 1996
-----------------------
Paul E. Graf

/s/ Donald G. Heitt          Director                         November 15, 1996
-----------------------
Donald G. Heitt

/s/ Kevin N. Kalkhoven       Director                         November 15, 1996
-----------------------
Kevin N. Kalkhoven

/s/ Harvey L. Poppel         Director                         October 11, 1996
-----------------------
Harvey L. Poppel

/s/ Joseph F. Smorada        Director                         October 11, 1996
-----------------------
Joseph F. Smorada